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                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-86758


PROSPECTUS

                                 658,334 Shares

                              Caminus Corporation
                                  Common Stock
                             ---------------------
     This prospectus relates to the sale of up to 658,334 shares of our common stock by Altra Energy Technologies, Inc. We will not receive any of the proceeds from the sale of these shares.

                             ---------------------

     Our common stock is traded on the Nasdaq National Market under the symbol "CAMZ." The last reported sale price of our common stock on the Nasdaq National Market on May 10, 2002 was $16.43 per share.

                             ---------------------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 13, 2002.
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                               TABLE OF CONTENTS

                                                              PAGE
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
About Caminus...............................................    1
Risk Factors................................................    2
Forward-Looking Statements..................................    9
Use of Proceeds.............................................    9
Selling Stockholder.........................................   10
Plan of Distribution........................................   10
Legal Matters...............................................   11
Experts.....................................................   11
Where You Can Find More Information.........................   12
Incorporation of Certain Documents by Reference.............   12

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM OR IN ADDITION TO THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDER IS NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

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                                 ABOUT CAMINUS

     We are a leading provider of software and strategic consulting services that facilitate energy trading, transaction processing, risk management, and decision support within the wholesale energy markets. Our integrated software solutions, which cover all functional areas across the energy value chain and handle all major energy commodities and financial instruments, enable energy companies to more efficiently and profitably trade energy, streamline transaction management, manage complex risk scenarios, and make optimal operational decisions. Our software can be used by any entity that buys, sells, trades, or takes a position in energy. We believe that we offer the broadest array of integrated software solutions available in the marketplace today. We serve customers in every segment of the wholesale energy industry, including traders, marketers, generators, producers, gatherers, processors, pipelines, utilities, distribution companies, and public agencies. We currently have approximately 300 customers worldwide, including British Energy, Consolidated Edison, Conoco, Dynegy, El Paso Energy, Endesa, and Royal Dutch/Shell.

     With our team of approximately 500 individuals, primarily located in Houston, New York and London, we possess a depth of industry expertise that we believe is unmatched in the energy trading, transaction processing, and risk management markets. Focused exclusively on the energy markets since our inception, our distinctive portfolio of products and services enables us to serve the unique needs of companies operating in today's competitive wholesale energy markets.

     We were originally organized in April 1998 as a Delaware limited liability company under the name "GFI Caminus LLC." In connection with our initial public offering in January 2000, the limited liability company merged into Caminus Corporation, a Delaware corporation incorporated in September 1999.

     On March 25, 2002, we sold 1,592,667 shares of our common stock and certain selling stockholders sold 3,007,333 shares of our common stock in a firmly underwritten offering. Our net proceeds from the sale of the 1,592,667 shares were approximately $29.2 million, after deducting underwriting discounts and commissions and our estimated offering expenses. We did not receive any proceeds from the sale of shares by the selling stockholders. Altra Energy Technologies, Inc. sold 1,316,666 shares in the offering.

     Our principal executive offices are located at 825 Third Avenue, New York, New York 10022, and our telephone number is (212) 515-3600. Our Internet site address is www.caminus.com. The information on our web site does not constitute a part of this prospectus. Except as otherwise indicated, all references in this prospectus to "we," "us," "our," "the Company" or "Caminus" refer to Caminus Corporation and our subsidiaries.

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                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. Before you invest in our common stock, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in or incorporated by reference into this prospectus, before you decide whether to purchase our common stock. The risks and uncertainties described below are not the only ones we face.

     If any of the following risks occur, our business, financial condition and results of operations could be materially harmed. In such an event, the trading price of our common stock could decline, and you may lose all or part of your investment.

                         RISKS RELATED TO OUR BUSINESS

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SUBSTANTIALLY, WHICH MAY ADVERSELY AFFECT OUR BUSINESS AND THE MARKET PRICE OF OUR COMMON STOCK, PARTICULARLY IF OUR QUARTERLY RESULTS ARE LOWER THAN THE EXPECTATIONS OF SECURITIES ANALYSTS.

     Our revenues and results of operations have fluctuated in the past and may vary from quarter to quarter in the future. These fluctuations may adversely affect our business, financial condition, and the market price of our common stock particularly if our quarterly results fall below the expectations of securities analysts. A number of factors, many of which are outside our control, may cause variations in our quarterly revenues an and operating results, including:

     - changes in demand for our software solutions and strategic consulting services;

     - the length of our sales cycle, and the timing and recognition of sales of our products and services, including the timing and recognition of significant product orders;

     - unexpected delays in the development and introduction of new products and services;

     - increased expenses, whether related to sales and marketing, software development or other corporate activities;

     - changes in the rapidly evolving market for products and services in the energy industry;

     - the mix of our revenue during any period, particularly with respect to the breakdown between software license and services revenues;

     - the hiring, retention and utilization of personnel;

     - costs related to the integration of people, operations and products from previously acquired businesses and technologies and from future acquisitions, if any; and

     - general economic conditions.

     Accordingly, we believe that quarter-to-quarter comparisons of our results of operations are not necessarily meaningful. You should not rely on our historical quarterly results as an indication of our future performance.

OUR SALES CYCLE MAY BE SUBJECT TO SEASONALITY, WHICH COULD RESULT IN FLUCTUATIONS IN THE MARKET PRICE OF OUR COMMON STOCK.

     We may experience seasonality in the sales of our software. For instance, many of our current and potential customers in the energy industry face budgetary pressures to invest in energy software before the end of each fiscal year. As a result, we may tend to report higher revenues during the fourth quarter of our fiscal year and lower revenues during the first quarter of our fiscal year. These seasonal variations in our sales may lead to fluctuations in our quarterly operating results, which in turn may lead to volatility in the market price of our common stock.

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SUBSTANTIAL COMPETITION COULD REDUCE OUR MARKET SHARE AND MATERIALLY ADVERSELY
AFFECT OUR FINANCIAL PERFORMANCE.

     The market for products and services in the energy industry is very competitive, and we expect competition to intensify in the future. We currently face competition from a variety of sources, including energy software providers, in-house development, large consultancies, enterprise software companies and providers of strategic consulting services.

     Some of our current and potential competitors have longer operating histories, greater name recognition, greater resources, and a higher number of established customer relationships than we have. Many of these competitors also have extensive knowledge of our industry. As a result of these factors, some of our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the marketing and sale of their products. If we are not able to compete effectively, our business, results of operations, and financial condition could be materially adversely affected.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE EXPANSION OF OUR OPERATIONS.

     We have experienced, and are currently experiencing, a period of significant growth. We cannot assure you that we will not experience difficulties managing our growth in the future. Future growth may place increased demands on our management, financial and operational resources. In addition, as part of our growth, we will need to expand, train and manage our employee base and maintain close coordination within our organization. If we are unable to manage our growth effectively, our business, results of operations, and financial condition could be materially adversely affected.

OUR FUTURE RESULTS MAY BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER RISKS ASSOCIATED WITH INTERNATIONAL SALES AND OPERATIONS.

     Because we sell and market our products worldwide, our business is subject to risks associated with doing business internationally. We anticipate that revenues from international operations will represent an increasing portion of our total revenues going forward. Accordingly, our future results could be harmed by a variety of factors, including:

     - the need to comply with the laws and regulations of different countries;

     - difficulties in enforcing contractual obligations and intellectual property rights in some countries;

     - difficulties and costs of staffing and managing foreign operations;

     - fluctuations in currency exchange rates and the imposition of exchange or price controls or other restrictions on the conversion of foreign currencies;

     - difficulties in collecting international accounts receivable and the existence of potentially longer payment cycles;

     - the impact of possible recessions in economies outside the United States; and

     - political and economic instability, including instability related to terrorist attacks in the United States and abroad.

     If we are unable to minimize the risks associated with international sales and operations, our business, results of operations, and financial condition could be materially adversely affected, which could cause our stock price to decline.

WE MAY PURSUE STRATEGIC ACQUISITIONS, WHICH COULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS IF UNSUCCESSFUL.

     We may from time to time acquire or invest in complementary companies, products or technologies. For instance, in November 2001, we acquired Altra Software Services, Inc. From time to time, we may evaluate

                                        3
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other acquisition opportunities that could provide us with additional product or services offerings or additional industry expertise. These acquisitions, if any, may result in difficulties for us in assimilating acquired operations and products, and could result in the diversion of our capital and our management's attention from other business issues and opportunities. For instance, the integration of acquired companies may result in problems related to the integration of technology and management teams. We may not be able to successfully integrate operations, personnel or products that we have acquired or may acquire in the future. If we fail to successfully integrate our recent acquisitions and any future acquisitions, our business, results of operations, and financial condition could be materially adversely affected. In addition, our acquisitions may not be successful in achieving our desired strategic objectives, which would also cause our business to suffer. Acquisitions also may present other risks, such as exposing our company to potential unknown liabilities associated with acquired businesses.

THE PRO FORMA FINANCIAL INFORMATION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS MAY NOT BE REPRESENTATIVE OF OUR RESULTS AS A COMBINED COMPANY.

     The pro forma financial information incorporated by reference into this prospectus combines our operating results with those of Nucleus Corporation and Nucleus Energy Consulting Corporation, companies we acquired in August 2000, and Altra Software Services, Inc., a company we acquired in November 2001. This information may not reflect what our results of operations would have been had we been a combined entity during the periods presented, or what our results of operations will be in the future. The pro forma financial information does not reflect many significant changes that have occurred or may occur in our operational arrangements as a combined entity. Accordingly, you should not rely on our pro forma financial information as an indication of our future operating results or financial performance.

IF WE FAIL TO ADAPT TO RAPID CHANGES IN THE ENERGY MARKET, OUR EXISTING PRODUCTS COULD BECOME OBSOLETE.

     The market for our products is marked by rapid technological changes, frequent new product introductions, uncertain product life cycles, changes in customer demands, and evolving industry standards and regulations. We may not be able to successfully develop and market new products or product enhancements that comply with present or emerging technology standards. Also, any new regulations or technology standards could increase our cost of doing business.

     New products based on new technologies or new industry standards could render our existing products obsolete and unmarketable. To succeed, we will need to enhance our current products and develop new products on a timely basis to keep pace with developments related to the energy market and to satisfy the increasingly sophisticated requirements of our customers. Software addressing the trading, transaction processing, and risk management of energy assets is complex and can be expensive to develop, and new products and product enhancements can require long development and testing periods. Any delays in developing and releasing new or enhanced products could cause us to lose revenue opportunities and customers.

OUR SOFTWARE PRODUCTS MAY CONTAIN ERRORS, WHICH COULD DAMAGE OUR REPUTATION, DECREASE MARKET ACCEPTANCE OF OUR PRODUCTS, CAUSE US TO LOSE CUSTOMERS AND REVENUE, AND RESULT IN LIABILITY TO US.

     Despite internal testing and testing by third parties, complex software products such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Serious defects or errors could result in lost revenues or a delay in market acceptance.

     Because our customers use our products for critical business applications, errors, defects or other performance problems could result in damage to our customers. Although our license agreements typically contain provisions designed to limit our exposure to potential liability claims, these provisions could be invalidated by unfavorable judicial decisions or by federal, state, local or foreign laws or regulations. If a claim against us was successful, we might be required to incur significant expense and to pay substantial damages. Even if we were to prevail, the accompanying publicity could adversely affect the demand for our products.

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WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WHICH
COULD RESULT IN THE USE OF OUR TECHNOLOGY BY COMPETITORS OR OTHER THIRD PARTIES.

     Our success depends in large part upon our proprietary technologies. We rely upon a combination of copyright and trade secret protection, confidentiality and nondisclosure agreements, and licensing arrangements to establish and protect our intellectual property rights. We seek to prevent disclosure of our trade secrets through a number of means, including requiring those individuals with access to our proprietary information to enter into nondisclosure agreements with us and restricting access to our source code. Trade secret and copyright laws, under which we seek to protect our software, documentation, and other proprietary materials, provide only limited protection. Despite these efforts to protect our proprietary rights, unauthorized parties may be successful in copying or otherwise obtaining and using our software. In addition, other parties may breach confidentiality agreements or other protective contracts that we have entered into with them, and we may not be able to enforce our rights in these circumstances. Any actions taken by us to enforce our intellectual property rights could result in significant expense to us as well as the diversion of management time and other resources.

     In addition, detecting infringement and misappropriation of intellectual property can be difficult, and there can be no assurance that we would detect any infringement or misappropriation of our proprietary rights. Even if we are able to detect infringement or misappropriation of our proprietary rights, litigation to enforce our rights could cause us to divert significant financial and other resources from our business operations, and may not ultimately be successful. Moreover, we license our software internationally, and the laws of some foreign countries may not protect our proprietary rights to the same extent as do the laws of the United States.

IF WE ARE UNABLE TO RELY ON LICENSES OF INTELLECTUAL PROPERTY FROM THIRD PARTIES, OUR ABILITY TO CONDUCT OUR BUSINESS COULD BE HARMED.

     We rely on third-party licensors for technology that is incorporated into, and is necessary for the operation of, some elements of our software. Our success will depend in part on our continued ability to have access to such technologies that are or may become important to the functionality of our products. We cannot assure you, however, that such licenses will be available in the future on favorable terms or at all.

WE COULD BECOME SUBJECT TO CLAIMS OF INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS, WHICH COULD LIMIT OUR ABILITY TO CONDUCT OUR BUSINESS.

     There has been a substantial amount of litigation in the software industry regarding intellectual property rights. It is possible that, in the future, third parties may claim that our products infringe upon their intellectual property. Energy software product developers may increasingly become subject to infringement claims as the number of products and competitors in the energy software industry grows and the functionality of products from different software developers overlaps. Parties making infringement claims may be able to obtain an injunction against us, which could prevent us from selling our products in the United States or in foreign countries. Any such injunction could significantly harm our business. Moreover, any infringement claims, with or without merit, could be time consuming, result in costly litigation, divert management's attention, cause product shipment delays, force us to redesign or cease selling products or services that incorporate the challenged intellectual property, or require us to enter into royalty or licensing agreements, which may not be available on reasonable terms or at all. Such royalty or license agreements, if required, may not be available on terms acceptable to us or at all, which could materially adversely affect our business. Even if we ultimately are able to enter into royalty or license agreements, these agreements may require us to make payments that may adversely affect our results of operations. In addition, we may be obligated to indemnify customers against claims that we infringe upon intellectual property rights of third parties.

WE WILL NEED TO RECRUIT, TRAIN AND RETAIN SUFFICIENT QUALIFIED PERSONNEL IN ORDER TO SUCCESSFULLY EXPAND OUR BUSINESS.

     Our future success will depend to a significant extent on our ability to recruit and retain highly qualified technical, sales and marketing, and other personnel. If we do not attract and retain such personnel, we may not

                                        5
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be able to expand our business. Competition for qualified personnel is intense in the energy industry. There are a limited number of people with the appropriate combination of skills needed to provide the services that our customers demand. We expect competition for qualified personnel to remain intense, and we may not succeed in attracting or retaining sufficient personnel. In addition, newly hired employees generally require substantial training, which requires significant resources and management attention. Even if we invest significant resources to recruit, train and retain qualified personnel, we may not be successful in our efforts.

WE MAY SEEK ADDITIONAL FINANCING IN THE FUTURE, WHICH COULD BE DIFFICULT TO OBTAIN AND WHICH COULD DILUTE YOUR OWNERSHIP INTEREST OR THE VALUE OF YOUR SHARES.

     We intend to continue to invest in the development of new products and enhancements to our existing products. We believe that our current cash and investment balances, together with cash generated from our operations, will be sufficient to meet our operating and capital requirements for the foreseeable future. However, from time to time, we may seek to raise additional funds through public or private financing, or other arrangements. Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance, and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. If we are unable to raise capital to fund our operations, we may not be able to successfully grow our business.

     If we raise additional funds through the sale of equity or convertible debt securities, your percentage ownership will be reduced. In addition, these transactions may dilute the value of our outstanding stock. We also may issue securities that have rights, preferences and privileges senior to our common stock.

TERRORIST ATTACKS OR ACTS OF WAR MAY SERIOUSLY HARM OUR BUSINESS.

     Terrorist attacks or acts of war may cause damage or disruption to our company, our employees, our facilities and our customers, which could significantly impact our revenues, costs and expenses, and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that have created many economic and political uncertainties, some of which may materially adversely affect our business, results of operations, and financial condition. The long-term effects on our company of the September 11, 2001 attacks are unknown. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could materially adversely affect our business, results of operations, and financial condition in ways that we currently cannot predict.

                      RISKS RELATED TO THE ENERGY INDUSTRY

OUR PERFORMANCE WILL DEPEND ON THE CONTINUED GROWTH IN DEMAND FOR WHOLESALE ENERGY TRADING, TRANSACTION PROCESSING, AND RISK MANAGEMENT PRODUCTS AND SERVICES.

     Our future success will depend on the continued growth in demand for wholesale energy trading, transaction processing, and risk management products and services, which is difficult to predict. If demand for these products and services does not continue to grow or grows more slowly than expected, demand for our software and services will be reduced. Utilities, energy service providers and other businesses, such as commercial or industrial customers, may be slow to adapt to changes in the energy marketplace or may be satisfied with existing services and solutions. This could result in less demand for our software and services than we currently expect. Because a substantial portion of our operating expenses is fixed in the short term, any unanticipated reduction in demand for our software and services would negatively impact our operating results. Even if there is significant market acceptance of wholesale energy trading, transaction processing, and risk management products and services, we may incur substantial expenses adapting our software and services to changing needs.

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THE GLOBAL ENERGY INDUSTRY IS SUBJECT TO EXTENSIVE AND VARIED GOVERNMENTAL
REGULATIONS, AND, AS A RESULT, OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO SUCCESSFULLY DEVELOP SOFTWARE AND SERVICES THAT ADDRESS NUMEROUS AND CHANGING REGULATORY REGIMES.

     Although the global energy industry is becoming increasingly deregulated, it is still subject to extensive and varied local, regional and national regulation. These regulations affect all energy industry participants, including utilities, producers, energy marketers, processors, storage operators, distributors, marketers and pipelines. If we are unable to design and develop software solutions and strategic consulting services that address the numerous and changing regulatory requirements or we fail to alter our software and services rapidly enough, our customers or potential customers may not purchase our software and services.

     In addition, it is difficult to predict the extent to which the global energy industry will continue to become deregulated. The recent bankruptcy filing of Enron Corporation, formerly one of the energy industry's largest traders and market makers, has resulted in numerous government and private inquiries and investigations into Enron's business and the energy industry in general. The impact of such inquiries and investigations cannot be determined at this time. Any changes to the laws and regulations to which companies in the energy industry are subject may materially adversely affect our business, results of operations, and financial condition.

OUR FINANCIAL SUCCESS IS CLOSELY LINKED TO THE HEALTH OF THE ENERGY INDUSTRY.

     We currently derive substantially all of our revenues from licensing our software and providing strategic consulting services to participants in the energy industry. Our customers include a number of organizations in the energy industry, and the success of these customers is linked to the health of the energy industry. Accordingly, the success of our business, in turn, depends on the continued health of the energy industry. Moreover, because of the capital expenditures required in connection with investing in our software and services, we believe that demand for our software and services could be affected by fluctuations, disruptions, instability or downturns in the energy market, which may cause current and potential customers to leave the energy industry or delay, cancel or reduce any planned expenditures for our software solutions and strategic consulting services.

ENRON CORPORATION'S RECENT BANKRUPTCY FILING COULD ADVERSELY AFFECT THE HEALTH OF THE ENERGY INDUSTRY.

     We currently cannot determine the full impact on the energy industry of Enron Corporation's recent bankruptcy filing. Prior to its bankruptcy, Enron was a dominant participant in the energy industry, and therefore its financial difficulties may have a significant impact on the energy industry, including:

     - serving as a possible catalyst for changes to the regulatory regimes governing the energy industry; and

     - resulting in losses to companies in the energy industry due to their credit exposure to Enron.

     We cannot assure you that any such effects will not harm our business. For instance, some of our current and potential customers may have credit exposure to Enron through various contractual arrangements, such as energy commodity and derivative trading contracts. To the extent that any of our current or potential customers are adversely affected as a result of their credit exposure to Enron, they may reduce their current and future capital expenditures, which could reduce our revenues.

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                         RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE HAS BEEN AND MAY REMAIN VOLATILE, AND THE VALUE OF YOUR COMMON STOCK MAY DECLINE AS A RESULT OF THIS VOLATILITY.

     The market price of our common stock has been in the past, and may in the future be, subject to wide fluctuations in response to factors such as:

     - variations in quarterly operating results;

     - announcements, by us or our competitors, of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

     - changes in recommendations or financial estimates by securities analysts;

     - loss or addition of major customers;

     - conditions and trends in the energy industry; and

     - general conditions in the economy or the financial markets.

     In addition, in recent years, the stock market has experienced significant price and volume fluctuations, which are often unrelated to the performance or condition of particular companies. Such broad market fluctuations could adversely affect the market price of our common stock. Following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against a company. If we become subject to this kind of litigation in the future, it could result in substantial litigation costs, damages awards against us, and the diversion of our management's attention and resources.

PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY PREVENT OR DELAY ACQUISITION OF US, WHICH COULD DECREASE THE VALUE OF YOUR SHARES.

     Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include those that:

     - provide for a classified board of directors with staggered, three-year terms;

     - limit the persons who may call special meetings of stockholders;

     - prohibit stockholder action by written consent; and

     - establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be presented at stockholder meetings.

     Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. These provisions apply even if the offer may be considered beneficial by some stockholders.

FUTURE SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

     The sale of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock. As of April 8, 2002, there were 19,592,140 shares of our common stock outstanding. A substantial majority of these shares are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act of 1933.

     In connection with an underwritten public offering of our common stock that was consummated on March 25, 2002, the holders of 6,413,055 shares of our common stock entered into lock-up agreements with the underwriters in the offering. These lock-up agreements prohibit such holders from transferring their shares until June 19, 2002. Banc of America Securities LLC, as a representative of the underwriters, may, however,

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in its sole discretion, release all or any portion of the securities subject to the lock-up agreements. All of the shares covered by this prospectus are subject to the foregoing lock-up restrictions.

     In addition, under the terms of a registration rights agreement, as amended, between us and the selling stockholder in this offering, all of the shares covered by this prospectus are subject to a lock-up provision that prohibits the selling stockholder from transferring the shares until August 20, 2002. Such shares also are being held in escrow subject to an escrow agreement between us, the selling stockholder, and an escrow agent.

     We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price of our common stock or our ability to raise capital by offering equity securities.

BECAUSE A SMALL NUMBER OF STOCKHOLDERS OWN A SIGNIFICANT PERCENTAGE OF OUR COMMON STOCK, THEY SIGNIFICANTLY INFLUENCE MAJOR CORPORATE DECISIONS AND OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE THESE CORPORATE DECISIONS.

     Our executive officers and directors and their affiliates beneficially own approximately 26% of our outstanding common stock. If these parties act together, they can significantly influence the election of all directors and the approval of actions requiring the approval of a majority of our stockholders. The interests of our executive officers and directors and their affiliates could conflict with the interests of our other stockholders.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents incorporated by reference into this prospectus, contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this prospectus, or in documents incorporated by reference into this prospectus, regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "predicts," "potential," "intends," "continue," "may," "plans," "projects," "will," "should," "could," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. We have included important factors in the cautionary statements included in this prospectus, particularly under the heading "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may be a party to or make. We do not assume any obligation to update any forward-looking statements.

                                USE OF PROCEEDS

     The proceeds from the sale of the common stock sold pursuant to this prospectus will belong to the selling stockholder. We will not receive any proceeds from such sale.

                              SELLING STOCKHOLDER

     The following table sets forth information we know regarding the beneficial ownership of our common stock held by the selling stockholder as of April 8, 2002, and as adjusted to reflect the sale of common stock offered by this prospectus. The selling stockholder may sell up to 658,334 shares of our common stock pursuant to this prospectus.

     On November 20, 2001, we issued an aggregate of 1,975,000 shares of our common stock to the selling stockholder pursuant to a stock purchase agreement between us and the selling stockholder. Of these 1,975,000 shares, 1,316,666 shares were sold in our firmly underwritten offering on March 25, 2002. In connection with the transaction, we also entered into a registration rights agreement, as amended, with the selling stockholder. This prospectus and the registration statement of which this prospectus is a part are being filed by us pursuant to registration rights that we granted to the selling stockholder under the registration rights agreement, and we are bearing all related fees, costs and expenses, other than brokers' commissions and similar fees.

                                                                                    SHARES BENEFICIALLY
                                                    NUMBER OF SHARES                  OWNED AFTER THE
                                                   BENEFICIALLY OWNED   NUMBER OF       OFFERING(1)
                                                      PRIOR TO THE       SHARES     --------------------
NAME OF BENEFICIAL OWNER                                OFFERING         OFFERED     NUMBER     PERCENT
------------------------                           ------------------   ---------   --------   ---------
Altra Energy Technologies, Inc. .................       658,334          658,334       0           *

---------------

* Represents beneficial ownership of less than one percent of outstanding common stock.

(1) Assumes the sale by the selling stockholder of all of the shares of common stock that are offered by this prospectus.

                              PLAN OF DISTRIBUTION

     The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholder and any of its pledgees, assignees and successors-in-interest. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the common stock covered hereby. The selling stockholder may sell the shares being offered hereby on the Nasdaq National Market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices. Shares may be sold by one or more of the following means of distribution:

     - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus (other than as part of an underwritten offering);

     - over-the-counter distributions in accordance with the rules of the Nasdaq National Market;

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; and

     - privately negotiated transactions.

     In addition, any shares offered hereby that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares offered hereby, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell our common stock short and deliver the shares offered hereby to close out such short positions. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealers or other financial institutions of shares offered hereby, which shares such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder also may pledge the shares offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if acting as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholder. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of such methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     We have advised the selling stockholder that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if any such broker-dealers purchase shares as principal.

     In order to comply with the securities laws of certain states, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising out of or based on information contained in or incorporated by reference into this prospectus, and the registration statement of which this prospectus is a part, including certain liabilities under the Securities Act of 1933.

     There can be no assurance that the selling stockholder will sell all or any of the shares of common stock offered by this prospectus.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Irell & Manella LLP, Los Angeles, California.

                                    EXPERTS

     The financial statements of Caminus Corporation and Subsidiaries as of December 31, 2001 and 2000, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated statement of operations, consolidated statement of stockholders' equity and consolidated statement of cash flows of Caminus Corporation and Subsidiaries for the year ended December 31, 1999, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited financial statements of Altra Software incorporated by reference in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding Altra Software's ability to continue as a going concern as discussed in Note 1 to the financial statements.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, registration statements and other documents with the Securities and Exchange Commission. The registration statement of which this prospectus is a part contains additional relevant information about us and our common stock, and you should refer to the registration statement and its exhibits to read that information. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

     You may read and copy the registration statement, the related exhibits and our other filings with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may request copies of those documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

     The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The site's address is http://www.sec.gov. You also may request copies of these documents, which will be provided to you at no cost, by writing or telephoning us as follows: 825 Third Avenue, New York, New York 10022, Attention: Chief Financial Officer, or (212) 515-3600.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any information that we file later with the SEC will automatically update and supercede this information. The documents we incorporate by reference are:

     - our Annual Report on Form 10-K for the year ended December 31, 2001;

     - our Current Report on Form 8-K/A, filed on February 4, 2002; and

     - the description of our common stock contained in our registration statement on Form 8-A, filed on November 15, 1999.

     All documents that we file with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of common stock offered by this prospectus, shall be deemed to be incorporated by reference into, and to be a part of, this prospectus from the date such documents are filed with the SEC.

     Any statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supercedes the statement. Any statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

     You may request, and we will provide, a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

                              Caminus Corporation
                                825 Third Avenue
                            New York, New York 10022
                            Attn: Investor Relations
                                 (212) 515-3600

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                                 658,334 SHARES

                              CAMINUS CORPORATION

                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                                  MAY 13, 2002

                               -----------------

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